UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2005

Liberty Global, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-51360 (Commission File Number)	20-2197030 (IRS Employer Identification #)

4643 South Ulster Street, Suite 1300 Denver, CO 80237
(Address of Principal Executive Office)

(303) 220-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 15, 2005, Liberty Global, Inc. (LGI) completed certain mergers whereby LGI acquired all of the capital stock of UnitedGlobalCom, Inc. (UGC) that Liberty Media International, Inc. (LMI) did not already own and LMI and UGC each became wholly owned subsidiaries of LGI (the LGI Combination). LMI is the predecessor to LGI. In connection with the LGI Combination, LGI made certain changes to the presentation of its operating segments and such changes were included in LGI’s June 30, 2005 Quarterly Report on Form 10-Q. The purpose of this Form 8-K is to update LMI’s operating segment note disclosure and Managements’ Discussion and Analysis of Financial Condition and Results of Operations (MD&A) that originally appeared in LMI’s December 31, 2004 Annual Report on Form 10-K/A to reflect these presentation changes. The updated December 31, 2004 MD&A and consolidated financial statements of LMI are filed herewith under Item 8.01 as Exhibits 99.1 and 99.2, respectively.
The accompanying consolidated financial statements of LMI, as of December 31, 2004 and 2003 and for each of the three years then ended, have been revised to give retroactive effect to the September 6, 2005 stock split that was effected in the form of a stock dividend as further described in note 24 thereto.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
23.1	Consent of KPMG LLP

99.1	December 31, 2004 MD&A of LMI

99.2	Consolidated Financial Statements of LMI as of December 31, 2004 and 2003 and for each of the years in the three year period ended December 31, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIBERTY GLOBAL, INC.
Date: September 23, 2005	By:	/s/ Leonard P. Stegman
		Name:	Leonard P. Stegman
		Title:	Vice President